Exhibit 10.2

JUNIPER NETWORKS, INC.

AMENDED AND RESTATED

1996 STOCK PLAN

NOTICE OF GRANT OF

RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the Amended and Restated 1996 Stock Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant.

Name:

You have been granted      Restricted Stock Units (“RSUs”) pursuant to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan, (the “Plan”). Each such RSU is equivalent to one Share of the Company’s Common Stock. None of the RSUs will be issued (nor will you have the rights of a shareholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant Expiration Date: Vesting Schedule:	, 20 , 20 [Insert Vesting Schedule]

You acknowledge and agree that this agreement and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship as an employee at any time, with or without cause.

The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means. By your acknowledgment, you hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this RSU. Further, you and the Company agree that this Notice of Grant, the Restricted Stock Unit Agreement and the Plan constitute your entire agreement with respect to this RSU and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

JUNIPER NETWORKS, INC. By:	PARTICIPANT

Title:	(Signature)

(Typed or Printed Name)EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company hereby grants to the Participant an award of Restricted Stock Units (“RSU”), as set forth in the Notice of Grant and subject to the terms and conditions of this Agreement and the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan ( the “Plan”).

2. Company’s Obligation. Each RSU represents the right to receive one Share of the Company’s Common Stock on the Vesting Date. Unless and until the RSUs vest, the Participant will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the RSUs awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant.

4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant ceases to be a Service Provider for any or no reason prior to vesting, the unvested RSUs Awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares, provided that to the extent determined appropriate by the Administrator, any national, state and local withholding of taxes and/or social security contributions with respect to such RSUs, if applicable, will be paid by the Participant. The tax and/or social security contributions payment shall generally be made through the Participant’s brokerage account designated by the Company. The Participant may choose to cover the tax and/or social security contributions payment through (i) cash on deposit at the Broker, or (ii) by electing to have the Broker sell vested shares to cover taxes, social security contributions and related fees. However, should the Participant’s account have insufficient funds, the Participant will be deemed to have elected to have the Broker sell vested shares to cover taxes, social security contributions and related fees. The Participant acknowledges and agrees that the amount of withholding taxes, social security contributions and related fees to be satisfied by selling vested shares be in excess, the Company will refund the excess amount to him or her within a reasonable period without any interest.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Administrator with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Administrator to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

8. No Effect on Employment. The Participant’s service with the Company is on an at-will basis only. Accordingly, the terms of the Participant’s service with the Company will be determined from time to time by the Company, and the Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the service of the Participant at any time for any reason whatsoever, with or without good cause or notice.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Plan Administration at Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.

10. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Restrictions on Sale of Securities. The Shares issued as payment for vested RSUs Awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, any subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the RSUs as the Administrator may establish from time to time for reasons of administrative convenience.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

19. Amendment, Suspension or Termination of the Plan. By accepting this RSU, the Participant expressly warrants that he or she has received a right to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

20. Notice of Governing Law. This grant of RSUs shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

21. Withholding. Regardless of any action the Company or its affiliates takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is, and remains, the Participant’s responsibility and that the Company and/or its affiliates (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including the grant of the RSU, the vesting of the RSU, the subsequent sale of Shares acquired pursuant to the RSU and the receipt of any dividends, if any; and (2) do not commit to structure the terms of the RSU or any aspect of the RSU to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the vesting of RSUs, the Participant agrees to pay or make adequate arrangements satisfactory to the Company and/or its affiliates to satisfy all withholding obligations of the Company and/or its affiliates. In this regard, the Participant authorizes the Company and/or its affiliates to withhold all applicable Tax-Related Items legally payable by the Participant from his or her wages, within legal limits, or other cash compensation paid by the Company and/or its affiliates or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that the Participant acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. The Participant acknowledges and agrees that should the amount of withholding for the Tax-Related Items to be satisfied by reducing the number of shares deliverable or by withholding from his or her sale’s proceeds be in excess, the Company and/or his or her employer will refund the excess amount to him or her within a reasonable period and without any interest. Finally, the Participant shall pay to the Company and/or its affiliates any amount of Tax-Related Items that may be required to withhold as a result of participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if fail to comply with obligations in connection with the Tax-Related Items as described in this section.

22. Nature of the Grant. In accepting the grant, Participant acknowledges that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this letter;

b. the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future RSU grants, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

c. all decisions with respect to future RSUs, if any, will be at the sole discretion of the Company;

d. participation in the Plan shall not create a right to further employment with the Participant’s employer and shall not interfere with the ability of the Participant’s employer to terminate the Participant’s employment relationship at any time with or without cause;

e. the Participant is voluntarily participating in the Plan;

f. the RSU is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Participant’s employer, and which is outside the scope of the Participant’s employment contract, if any;

g. the RSU is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service RSUs, pension or retirement benefits or similar payments;

h. in the event that the Participant’s not an employee of the Company, the RSU will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the RSU will not be interpreted to form an employment contract with any subsidiary or affiliate of the Company;

i. the future value of the underlying Shares is unknown and cannot be predicted with certainty;

j. in consideration of the grant of the RSU, no claim or entitlement to compensation or damages shall arise from termination of the RSU or diminution in value of the RSU or the Shares acquired through the RSU which results from termination of your employment by the Company or its affiliates (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company or its affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the RSU, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

k. notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive RSUs and vest in RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed; furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant’s right to receive Shares pursuant to the RSUs or to exercise the Options after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment.

23. Data Privacy.

By accepting the RSU the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Participant’s employer and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing participation in the Plan.

The Participant understands that the Company and the Participant’s employer hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all Options or any other entitlement to Shares of stock Awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares of stock acquired through the RSU. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting in writing the local human resources representative. The Participant understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the local human resources representative.